Exhibit 99.2
360networks Corporation
Consolidated Statement of Income
For the Six Months Ended June 30, 2011
(UNAUDITED)

6 months ended
June 30, 2011
Revenue	$44,047,712

Operating Costs	17,522,341

Selling, general and administrative	13,830,532
Stock based compensation	1,169,232
Provision for bad debts	128,489
Depreciation expense	6,017,650
Accretion expense	127,244
Restructuring expense	41,439

Operating income	5,210,786

Net gain on sale of assets	7,946
Interest expense	(29,205)
Interest and dividend income	1,059,776
Investment Income	4
Other income	33,850

Income before income taxes	6,283,156

Provision for income taxes	58,046

Net income for the year	$6,225,109

Consolidated Balance Sheet
As of June 30, 2011
(UNAUDITED)

As of
June 30, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$9,262,081
Accounts receivable, net	3,372,637
Note receivable-current	178,180
Other	1,833,608

Total Current Assets	14,646,506

Restricted Cash	357,500
Investments	98,411,226
Property and equipment, net	76,681,710
Intangibles assets, net	250,400
Deferred Charges	25,235,094

Total Assets	$215,582,437

LIABILITIES
Current liabilities:
Accounts payable	$3,748,721
Wages payable	3,993,778
Leases payable	32,496
Income taxes payable	303,723
Other accrued liabilities	18,056,899
Deferred revenue	3,328,637

Total Current Liabilities	29,464,253

Deferred revenue, non-current	44,758,863
Other long-term liabilities	298,174

Total Liabilities	$74,521,290

STOCKHOLDERS’ EQUITY/(DEFICIT)
Capital stock	$75,725,497
Other capital accounts	100,017,812
Accumulated deficit	(34,682,163)

Total Stockholders’ Equity/(Deficit)	141,061,146

Total Liabilities and Stockholders Equity/(Deficit)	$215,582,437